FUND PARTICIPATION AGREEMENT

Janus Aspen Series

PARTICIPATION AGREEMENT

Amon g

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

JANUS ASPEN SERIES ,

and

JANUS CAPITAL CORPORATION

THIS AGREEMENT, made and entered into as of this 1st day of June, 1998 by and among GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (hereinafter "GWL&A" ), a Colorado life insurance company, on its own behalf and on behalf of its Separate Accounts Maxim Series Account (hereinafter "MSA"), FutureFunds Series Account (hereinafter "FutureFunds") and COLI VUL Series Account 1(hereinafter "CV-1 ") (collectively, the "Accounts"); JANUS ASPEN SERIES, a business trust organized under the laws of Delaware (hereinafter the "Fund"); and, JANUS CAPITAL CORPORATION (hereinafter the "Adviser"), a Colorado corporation.

WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and/or variable annuity contracts (collectively, the "Variable Insurance Products") to be offered by insurance companies, including GWL&A , which have entered into participation agreements similar to this Agreement (hereinafter "Participating Insurance Companies") and certain qualified pension and retirement plans; and

WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a "Portfolio" and representing the interest in a particular managed portfolio of securities and other assets; and

WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission (hereinafter the "SEC"), dated March 12, 1994 (File No. 812-8408), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies that mayor may not be affiliated with one another and certain qualified pension and retirement plans ("Qualified Plans") (hereinafter the "Mixed and Shared Funding Exemptive Order"); and

WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and shares of the Portfolio(s) are registered under the Securities Act of 1933, as amended (hereinafter the" 1933 Act"); and

WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and

WHEREAS, CV-1 is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of GWL&A on July 23, 1997, to set aside and invest assets attributable to variable life insurance contracts; and

WHEREAS, CV-1 is exempt from registration under the 1940 Act and the 1933 Act and the variable life insurance contracts supported wholly or partially CV-1 are exempt from registration under the 1933 Act; and

WHEREAS, FutureFunds is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of GWL&A on November 15, 1983, to set aside and invest assets attributable to group variable annuity contracts; and

WHEREAS, GWL&A has registered FutureFunds as a unit investment trust under the 1940 Act and has registered the securities deemed to be issued by FutureFunds and the variable annuity contracts supported wholly or partially by FutureFunds under the 1933 Act; and

WHEREAS, MSA is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of GWL&A on June 24, 1981, to set aside and invest assets attributable to individual variable annuity contracts; and

WHEREAS, GWL&A has registered MSA as a unit investment trust under the 1940 Act and has registered the securities deemed to be issued by MSA and the variable annuity contracts supported wholly or partially by MSA under the 1933 Act; and

WHEREAS, GWL&A desires to utilize shares of the Portfolio(s) listed in Schedule B attached hereto and incorporated herein by reference , as it may be amended from time to time by mutual written agreement (the "Designated Portfolio(s)"), on behalf of the Accounts to fund the variable life insurance contracts through CV-1 and the group variable annuity contracts sold through the FutureFunds (collectively, the "Contracts"), and the Fund is authorized to sell such shares to unit investment trusts such as the Accounts at net asset value; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations , the Accounts also intend to purchase shares in other open-end investment companies or series thereof and, for CV-1, units of unregistered managed insurance company separate accounts, all of which are not affiliated with the Fund (the "Unaffiliated Funds") on behalf of the Accounts to fund the Contracts;

NOW, THEREFORE, in consideration of their mutual promises, GWL&A, the Fund and the Adviser agree as follows:

ARTICLE I. SALE of Fund Shares

1.1. The Fund agrees to sell to GWL&A those shares of the Designated Portfolio(s) which the Accounts order, executing such orders on each Business Day at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Portfolios. For purposes of this Section 1.1, GWL&A shall be the designee of the Fund for receipt of such orders and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of any such order by 10:00 a.m. Eastern time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

1.2. The Fund agrees to make shares of the Designated Portfolio(s) available for purchase at the applicable net asset value per share by GWL&A and the Accounts on those days on hereof. Payment shall be in federal funds transmitted by wire and/or by a credit for any shares redeemed the same day as the purchase.

1.7. The Fund shall pay and transmit the proceeds of redemptions of Fund shares by

2:00 p.m. Eastern Time on the same Business Day a redemption order is received in accordance with Section 1.4 hereof. Payment shall be in federal funds transmitted by wire and/or a credit for any shares purchased the same day as the redemption.

1.8. Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to GWL&A or the Accounts. Shares ordered from the Fund will be recorded in an appropriate title for the Accounts or the appropriate sub-account of the Accounts.

1.9. The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to GWL&A of any income, dividends or capital gain distributions payable on the Designated Portfolio(s)' shares. GWL&A hereby elects to receive all such income dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio.

GWL&A reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify GWL&A by the end of the next following Business Day of the number of shares so issued as payment of such dividends and distributions.

1.10. The Fund shall make the net asset value per share for each Designated Portfolio available to GWL&A on each Business Day as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:00 p.m. Eastern time. In the event of an error in the computation of a Designated Portfolio's net asset value per share ("NAV") or any dividend or capital gain distribution (each, a "pricing error"), the Adviser or the Fund shall immediately notify GWL&A as soon as possible after discovery of the error. Such notification may be verbal, but shall be confirmed promptly in writing in accordance with Article XI of this Agreement. A pricing error shall be corrected as follows: (a) if the pricing error results in a difference between the erroneous NAV and the correct NAV of less than $0.01 per share, then no corrective action need be taken; (b) if the pricing error results in a difference between the erroneous NAY and the correct NAV equal to or greater than $0.01 per share, but less than 1/2 of 1% of the Designated Portfolio's NAV at the time of the error, then the Adviser shall reimburse the Designated Portfolio for any loss, after taking into consideration any positive effect of such error; however, no adjustments to Contractowner accounts need be made; and (c) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than 1/2 of I% of the Designated Portfolio's NAV at the time of the error, then the Adviser shall reimburse the Designated Portfolio for any loss (without taking into consideration any positive effect of such error) and shall reimburse GWL&A for the costs of adjustments made to correct Contractowner accounts in accordance with the provisions of Schedule D. If an adjustment is necessary to correct a material error which has caused Contractowners to receive less than the amount to which they are entitled, the number of shares of the applicable sub-account of such Contractowners will be adjusted and the amount of any underpayments shall be credited by the Adviser to GWL&A for crediting of such amounts to the applicable Contractowners accounts. Upon notification by the Adviser of any overpayment due to a material error, GWL&A shall promptly remit to Adviser any overpayment that has not been paid to

Contractowners; however, Adviser acknowledges that GWL&A does not intend to seek additional payments from any Contractowner who, because of a pricing error, may have underpaid for units of interest credited to his/her account. In no event shall GWL&A be liable to Contractowners for any such adjustments or underpayment amounts. A pricing error within categories (b) or (c) above shall be deemed to be "materially incorrect" or constitute a "material error" for purposes of this Agreement.

The standards set forth in this Section 1.10 are based on the Parties' understanding of the views expressed by the staff of the Securities and Exchange Commission ("SEC") as of the date of this Agreement. In the event the views of the SEC staff are later modified or superseded by SEC or judicial interpretation, the parties shall amend the foregoing provisions of this Agreement to comport with the appropriate applicable standards, on terms mutually satisfactory to all Parties.

ARTICLE II. Representations and Warranties

2.1. GWL&A represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the SALE of the Contracts shall comply in all material respects with state insurance suitability requirements . GWL&A further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Accounts prior to any issuance or SALE of units thereof as a segregated asset account under Section 10-7-40I, et. seq. of the Colorado Insurance Law.

2.2. The Fund represents and warrants that Designated Portfolio(s) shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable federal securities laws including without limitation the 1933 Act, the 1934 Act, and the 1940 Act and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.

2.3. The Fund reserves the right to adopt a plan pursuant to Rule 12b-l under the 1940 Act and to impose an asset-based or other charge to finance distribution expenses as permitted by applicable law and regulation. In any event, the Fund and Adviser agree to comply with applicable provisions and SEC staff interpretations of the 1940 Act to assure that the investment advisory or management fees paid to the Adviser by the Fund are in accordance with the requirements of the 1940 Act. To the extent that the Fund decides to finance distribution expenses pursuant to Rule 12b-l, the Fund undertakes to have its Board, a majority of whom are not interested persons of the Fund, formulate and approve any plan pursuant to Rule 12b-l under the 1940 Act to finance distribution expenses.

2.4. The Fund represents and warrants that it will make every effort to ensure that the investment policies, fees and expenses of the Designated Portfolio(s) are and shall at all times remain in compliance with the insurance and other applicable laws of the State of Colorado and any other applicable state to the extent required to perform this Agreement, to the extent GWL&A notifies the Fund of such laws. The Fund further represents and warrants that it will make every effort to ensure that Designated Portfolio(s) shares will be sold in compliance with the insurance laws of the State of Colorado and all applicable state insurance and securities laws. The Fund shall register and qualify the shares for SALE in accordance with the laws of the various states if and to the extent required by applicable law. GWL&A and the Fund will endeavor to mutually cooperate with respect to the implementation of any modifications necessitated by any change in state insurance laws, regulations or interpretations of the foregoing that affect the Designated Portfolio(s) (a "Law Change"), and to keep each other informed of any Law Change that becomes known to either party. In the event of a Law Change, the Fund agrees that, except in those circumstances where the Fund has advised GWL&A that its Board of Directors has determined that implementation of a particular Law Change is not in the best interest of all of the Fund's shareholders with an explanation regarding why such action is lawful, any action required by a Law Change will be taken.

2.5. The Fund represents and warrants that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act.

2.6. The Adviser represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with the laws of the State of Colorado and any applicable state and federal securities laws.

2.7. The Fund and the Adviser represent and warrant that all of their respective officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are, and shall continue to be at all times, covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.8 The Fund will provide GWL&A with as much advance notice as is reasonably practicable of any material change affecting the Designated Portfolio(s) (including, but not limited to, any material change in the registration statement or prospectus affecting the Designated Portfolio(s)) and any proxy solicitation affecting the Designated Portfolio(s) and consult with GWL&A in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by implementing them in conjunction with regular annual updates of the prospectus for the Contracts. The Fund agrees to share equitably in expenses incurred by GWL&A as a result of actions taken by the Fund, consistent with the allocation of expenses contained in Schedule D attached hereto and incorporated herein by reference.

2.9 GWL&A represents and warrants, for purposes other than diversification under Section 817 of the Internal Revenue Code of 1986 as amended ("the Code"), that the MSA and FutureFunds Contracts are currently treated as annuity contracts and the CV-1 Contracts are currently treated as life insurance contracts under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Fund and the Adviser nated Portfolio(s) in such quantity, with expenses to be borne in accordance with Schedule D hereof, as GWL&A may reasonably require to permit timely distribution thereof to Contractowners.

3.4. GWL&A assumes sole responsibility for ensuring that the materials provided by the Fund in accordance with Sections 3.1 through 3.3 are delivered to Contractowners and prospective Contractowners in accordance with applicable federal and state securities laws and applicable insurance law.

3.5. It is understood and agreed that, except with respect to information regarding GWL&A provided in writing, GWL&A shall not be responsible for the content of the prospectus or SAI for the Designated Portfolio(s). It is also understood and agreed that, except with respect to information regarding the Fund, the Adviser or the Designated Portfolio(s) provided in writing by the Fund or the Adviser, neither the Fund nor Adviser are responsible for the content of the disclosure documents for the Contracts.

3.6. If and to the extent required by law GWL&A shall:

(i)

solicit voting instructions from Contractowners;

(ii)

vote the Designated Portfolio(s) shares in accordance with instructions received from Contractowners : and

(iii) vote Designated Portfolio shares for which no instructions have been received in the same proportion as Designated Portfolio(s) shares for which instructions have been received from Contractowners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for variable contract owners. GWL&A reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.

3.7. GWL&A shall be responsible for assuring that each of its separate accounts holding shares of a Designated Portfolio calculates voting privileges as directed by the Fund and agreed to by the Fund and GWL&A. The Fund agrees to promptly notify GWL&A of any changes of interpretations or amendments of the Mixed and Shared Funding Exemptive Order.

3.8. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Fund currently intends, comply with Section l6(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the Commission may promulgate with respect thereto.

3.9. GWL&A shall in no way recommend or oppose or interfere with the solicitation of proxies for Fund shares held by Contractowners without the prior written consent of the Fund, which consent may be withheld in the Fund's sole discretion. GWL&A will not initiate or solicit Contractowners to initiate any proxy solicitation except to the extent that the failure by GWL&A to so initiate or solicit would under the circumstances, be in contravention with applicable federal or state law.

ARTICLE IV. SALES Material and Information

4.1. GWL&A shall furnish, or shall cause to be furnished, to the Fund or its designee, a copy of each piece of SALES literature or other promotional material that GWL&A develops or proposes to use and in which the Fund (or a Portfolio thereof), its Adviser or one of its sub-advisers is named in connection with the Contracts, at least ten (l0) Business Days prior to its use. No such material shall be used if the Fund objects to such use within five (5) Business Days after receipt of such material.

4.2. GWL&A shall not give any information or make any representations or statements on behalf of the Fund or Adviser in connection with the SALE of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time , or in reports or proxy statements for the Fund, or in SALES literature or other promotional material approved by the Fund or by the Adviser, except with the permission of the Fund or the Adviser.

4.3. The Fund shall furnish, or shall cause to be furnished, to GWL&A a copy of each piece of SALES literature or other promotional material in which GWL&A and/or its separate account(s), is named at least ten (10) Business Days prior to its use. No such material shall be used if GWL&A objects to such use within five (5) Business Days after receipt of such material.

4.4. The Fund and the Adviser shall not give any information or make any representations on behalf of GWL&A or concerning GWL&A, the Accounts, or the Contracts other than the information or representations contained in disclosure documents for the Contracts, as such disclosure documents may be amended or supplemented from time to time, or in reports for the Accounts, or in SALES literature or other promotional material approved by GWL&A or its designee, except with the permission of GWL&A.

4.5. The Fund will provide to GWL&A at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, SALES literature and other promotional materials designed for use in connection with the Contracts, and all amendments to any of the above, that relate to the Designated Portfolio(s), contemporaneously with the filing of such document(s) with the SEC or NASD or other regulatory authorities. The Fund will provide to GWL&A at least one copy of any exemptive application and requests for no-action letters at such time as the SEC staff may grant such application or request.

4.6. GWL&A will provide to the Fund at least one complete copy of all registration statements, prospectuses, SAIs, reports, solicitations for voting instructions, SALES literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Accounts, contemporaneously with the filing of such document(s) with the SEC, NASD, or other regulatory authority.

4.7. For purposes of Articles IV and VIII, the phrase "SALES literature and other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media; e.g., online networks such as the Internet or other electronic media), SALES literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, SALES literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, SAIs, shareholder reports, and proxy materials and any other material constituting SALES literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

4.8. At the request of any party to this Agreement, each other party will make available to the other party's independent auditors and/or representative of the appropriate regulatory agencies, all records , data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any party's obligations under this Agreement.

4.9. GWL&A acknowledge and agree that the Adviser is the sole owner of the name and mark "Janus" and that all use of any designation comprised in whole or in part of Janus (a "Janus Mark") under this Agreement shall inure to the benefit of the Adviser. Except as provided in Sections 4.1 and 4.2, GWL&A shall not use any Janus Mark on its own behalf or on behalf of the Contracts or the Accounts in any registration statement, advertisement, SALES literature or other materials relating to the Contracts or the Accounts without the prior written consent of the Adviser.

Upon termination of this Agreement for any reason and except to the extent necessary to administer or service existing Contracts, GWL&A shall cease all use of any Janus Marks as soon as reasonably practical.

ARTICLE V. Fees and Expenses

5.1. The Fund shall pay no fee or other compensation to GWL&A under this Agreement, and GWL&A shall pay no fee or other compensation to the Fund or Adviser under this Agreement, although the parties hereto will bear certain expenses in accordance with Schedule D, Articles III, V, and other provisions of this Agreement.

5.2. All expenses incident to performance by the Fund and the Adviser under this Agreement shall be paid by the appropriate party, as further provided in Schedule D. TI1e Fund shall see to it that all shares of the Designated Portfolio(s) are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent required, in accordance with applicable state laws prior to their SALE.

5.3. The parties shall bear the expenses of routine annual distribution (mailing costs) of the Fund's prospectus and distribution (mailing costs) of the Fund's proxy materials and reports to owners of Contracts offered by GWL&A, in accordance with Schedule D.

5.4. The Fund and the Adviser acknowledge that a principal feature of the Contracts is the Contractowner's ability to choose from a number of Unaffiliated Funds (and portfolios or series thereof), including the Designated Portfolio(s) and the Unaffiliated Funds, and to transfer the Contract's cash value between funds and portfolios. The Fund and the Adviser agree to cooperate with GWL&A in facilitating the operation of the Accounts and the Contracts as described in the prospectus for the Contracts, including but not limited to cooperation in facilitating transfers between Unaffiliated Funds.

ARTICLE VI. Diversification and Qualification

6.1. The Fund and the Adviser represent and warrant that the Fund will at all times sell its shares and invest its assets in such a manner as to ensure that the Contracts will be treated as variable life insurance and/or variable annuity contracts under the Code, and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund and Adviser represent and warrant that the Fund and each Designated Portfolio thereof will at all times comply with Section

817(h) of the Code and Treasury Regulation §1.817-5, as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications or successor provisions to such Section or Regulations. The Fund and the Adviser agree that shares of the Designated Portfolio(s) will be sold only to Participating Insurance Companies and their separate accounts and certain Qualified Plans.

6.2. No shares of any Designated Portfolio of the Fund will be sold to the general public.

6.3. The Fund and the Adviser represent and warrant that the Fund and each Designated Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that each Designated Portfolio will maintain such qualification (under Subchapter M or any successor or similar provisions) as long as this Agreement is in effect.

6.4. The Fund or the Adviser will notify GWL&A immediately upon having a reasonable basis for believing that the Fund or any Designated Portfolio has ceased to comply with the aforesaid Section 817(h) diversification or Subchapter M qualification requirements or might not so comply in the future.

6.5. Without in any way limiting the effect of Sections 8.2 and 8.3 hereof and without in any way limiting or restricting any other remedies available to GWL&A, the Adviser will pay all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the Fund or any Designated Portfolio to comply with Sections 6.1, 6.2, or 6.3 hereof, including all costs associated with reasonable and appropriate corrections or responses to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Portfolio (including but not limited to an order pursuant to Section 26(b) of the 1940 Act); such costs are to include, but are not limited to, fees and expenses of legal counsel and other advisors to GWL&A and any federal income taxes or tax penalties and interest thereon (or "toll charges" or exactments or amounts paid in settlement) incurred by GWL&A with respect to itself or owners of its Contracts in connection with any such failure or anticipated or reasonably foreseeable failure. For purposes of this section 6.5 and Sections 8.2 and 8.3, a failure to comply with Section 817(h) diversification or Subchapter M qualification requirements shall not include any non-compliance with such sections that is corrected within any grace periods allowed under the Code.

6.6. The Fund at the Fund's expense shall provide GWL&A or its designee with reports certifying compliance with the aforesaid Section 817(h) diversification and Subchapter M qualification requirements, at the times provided for and substantially in the form attached hereto as Schedule C and incorporated herein by reference; provided, however, that providing such reports does not relieve the Fund of its responsibility for such compliance or of its liability for any noncompliance.

accept any adjustment on audit, or (iii) forego any allowable administrative or judicial appeals, without the express written consent of the Fund and the Adviser, which shall not be unreasonably withheld; provided that, GWL&A shall not be required to appeal any adverse judicial decision unless the Fund and the Adviser shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal ; and further provided that the Fund and the Adviser shall bear the costs and expenses, including reasonable attorney's fees, incurred by GWL&A in complying with this clause (f).

ARTICLE VII. Potential Conflicts and Compliance With Mixed and Shared Funding Exemptive Order

7.1. The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners or by contract owners of different Participating Insurance Companies; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Board shall promptly inform GWL&A ifit determines that an irreconcilable material conflict exists and the implications thereof.

7.2. GWL&A will report any potential or existing conflicts of which it is aware to the Board. GWL&A will assist the Board in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by GWL&A to inform the Board whenever contract owner voting instructions are to be disregarded. Such responsibilities shall be carried out by GWL&A with a view only to the interests of its Contractowners.

7.3. If it is determined by a majority of the Board, or a majority of its directors who are not interested persons of the Fund, the Adviser or any sub-adviser to any of the Designated Portfolios (the "Independent Directors"), that a material irreconcilable conflict exists, GWL&A and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the Independent Directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (I) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Designated Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contractowners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change ; and (2) establishing a new registered management investment company or managed separate account.

7.4. If a material irreconcilable conflict arises because of a decision by GWL&A to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, GWL&A may be required, at the Fund's election, to withdraw the Accounts' investment in the Fund and terminate this Agreement; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Directors. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Adviser and the Fund shall continue to accept and implement orders by GWL&A for the purchase (and redemption) of shares of the Fund.

7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to GWL&A conflicts with the majority of other state regulators, then GWL&A will withdraw the Accounts' investment in the Fund and terminate this Agreement within six months after the Board informs GWL&A in writing that it has determined that such decision has created an irreconcilable material conflict; provided , however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board . Until the end of the foregoing six month period, the Fund shall continue to accept and implement orders by GWL&A for the purchase (and redemption) of shares of the FW1d.

7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the Independent Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. GWL&A shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contractowners affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then GWL&A will withdraw the Accounts' investment in the Fund and terminate this Agreement within six (6) months after the Board informs GWL&A in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Independent Directors.

7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable: and (b) Sections 3.6, 3.7, 3.8, 7.1,7.2,7.3,7.4,7.5 and 7.6 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII. Indemnification

8.1. Indemnification By GWL&A

8.1(a). GWL&A agrees to indemnify and hold harmless the Fund and the Adviser and each of their officers and directors or trustees and each person, if any, who controls the Fund or the Adviser within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1)against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of GWL&A) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the SALE or acquisition of the Fund's shares or the Contracts and:

(i)

arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or SAI covering the

Contracts or contained in the Contracts or SALES literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading , provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to GWL&A by or on behalf of the Adviser or Fund for use in the registration statement or prospectus for the Contracts or in the Contracts or SALES literature (or any amendment or supplement) or otherwise for use in connection with the SALE of the Contracts or Fund shares; or

(ii)

arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or SALES literature of the Fund not supplied by GWL&A or persons under its control) or wrongful conduct of GWL&A or persons under its control, with respect to the SALE or distribution of the Contracts or Fund Shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or SALES literature of the Fund, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to the Fund by or on behalf of GWL&A; or

(iv)

arise as a result of any failure by GWL&A to provide the services and furnish the materials under the terms of this Agreement; or

(v)

arise out of or result from any material breach of any representation and/or warranty made by GWL&A in this Agreement or arise out of or result from any other material breach of this Agreement by GWL&A, including without limitation Section 2.10 and Section 6.7 hereof, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

8.1(b). GWL&A shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

8.1(c). GWL&A shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified GWL&A in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify GWL&A of any such claim shall not relieve GWL&A from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that GWL&A has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties,

GWL&A shall be entitled to participate, at its own expense, in the defense of such action. GWL&A also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from GWL&A to such party of GWL&A's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and GWL&A will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.1(d). The Indemnified Parties will promptly notify GWL&A of the commencement of any litigation or proceedings against them in connection with the issuance or SALE of the Fund Shares or the Contracts or the operation of the Fund for which the Indemnified Parties intend to seek indemnification from GWL&A.

8.2. Indemnification by the Adviser

8.2(a). The Adviser agrees to indemnify and hold harmless GWL&A and its directors and officers and each person, if any, who controls GWL&A within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the SALE or acquisition of the Fund's shares or the Contracts and:

(i)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or SALES literature or other promotional material of the Fund prepared by the Fund or the Adviser (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser or the Fund by or on behalf of GWL&A for use in the registration statement or prospectus for the Fund or in SALES literature (or any amendment or supplement) or otherwise for use in connection with the SALE of the Contracts or the Fund shares; or

(ii)

arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or SALES literature or other promotional material for the Contracts not supplied by the Adviser or persons under its control) or wrongful conduct of the Fund or the Adviser or persons under their control, with respect to the SALE or distribution of the Contracts or Fund shares; or

(iii)

arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or SALES literature covering the Contracts,

or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to GWL&A by or on behalf of the Adviser or the Fund; or

(iv)

arise as a result of any failure by the Fund or the Adviser to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(v)

arise out of or result from any material breach of any representation and/or warranty made by the Fund or the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser or the Fund; or

(vi)

to the extent set forth in Section 1.10, arise out of or result from the incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate; as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof. This indemnification is in addition to and apart from the responsibilities and obligations of the Adviser specified in Article VI hereof.

8.2(b). The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

8.2(c). The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent) , but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Adviser has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.2(d). GWL&A agrees to promptly notify the Adviser of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or SALE of the Contracts or the operation of the Accounts for which GWL&A intend to seek indemnification from the Adviser.

8.3. Indemnification By the Fund

8.3(a). The Fund agrees to indemnify and hold harmless GWL&A and its directors and officers and each person, if any, who controls GWL&A within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may be required to payor become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Fund and:

(i)

arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(ii)

arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund; or

(iii)

arise out of or result from the incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate; as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof.

8.3(b). The Fund shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

8.3(c). The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account ofthis indemnification provision, except to the extent that the Fund has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund shall also be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.3(d). GWL&A agrees to promptly notify the Fund of the commencement of any litigation or proceeding against itself or any of its respective officers or directors in connection with the Agreement, the issuance or SALE of the Contracts, the operation of the Accounts, or the SALE or acquisition of shares of the Fund for which GWL&A intend to seek indemnification from the Fund.

ARTICLE IX. Applicable Law

9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Colorado, without regard to the Colorado Conflict of Laws provisions.

ARTICLE X. Termination

10.1. This Agreement shall terminate:

(a)

at the option of any party, with or without cause, with respect to some or all Portfolios, upon six (6) months advance written notice delivered to the other parties; provided, however, that such notice shall not be given earlier than six (6) months following the date of this Agreement; or

(b)

at the option of GWL&A by written notice to the other parties with respect to any Portfolio based upon GWL&A's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

(c)

at the option of GWL&A by written notice to the other parties with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and! or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by GWL&A; or

(d)

at the option of the Fund or Adviser in the event that formal administrative proceedings are instituted against GWL&A by the NASD, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding GWL&A's duties under this Agreement or related to the SALE of the Contracts, the operation of the Accounts, or the purchase of the Fund shares, if, in each case, the

Fund reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of GWL&A to perform its obligations under this Agreement; or

(e)

at the option of GWL&A in the event that formal administrative proceedings are instituted against the Fund or the Adviser by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, if GWL&A reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or the Adviser to perform their obligations under this Agreement; or

(f)

at the option of GWL&A by written notice to the Fund with respect to any Portfolio if GWL&A reasonably believes that the Portfolio will fail to meet the Section 817(h) diversification requirements or Subchapter M qualifications specified in Article VI hereof; or

(g)

at the option of either the Fund or the Adviser, if (i) the Fund or Adviser, respectively, shall determine, in their sole judgment reasonably exercised in good faith, that GWL&A has suffered a material adverse change in their business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on GWL&A's ability to perform its obligations under this Agreement, (ii) the Fund or the Adviser notifies GWL&A of that determination and its intent to terminate this Agreement, and (iii) after considering the actions taken by GWL&A and any other changes in circumstances since the giving of such a notice, the determination of the Fund or the Adviser shall continue to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination; or

(h)

at the option of GWL&A, if (i) GWL&A shall determine , in its sole judgment reasonably exercised in good faith, that either the Fund or the Adviser has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on the Fund's or the Adviser's ability to perform its obligations under this Agreement, (ii) GWL&A notifies the Fund or the Adviser, as appropriate, of that determination and its intent to terminate this Agreement, and (iii) after considering the actions taken by the Fund or the Adviser and any other changes in circumstances since the giving of such a notice, the determination of GWL&A shall continue to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination; or

(i)

at the option of any non-defaulting party hereto in the event of a material breach of this Agreement by any party hereto (the "defaulting party") other than as described in 10.1 (a)-(h); provided, that the non-defaulting party gives written notice thereof to the defaulting party, with copies of such notice to all other non-defaulting parties, and if such breach shall not have been remedied within thirty (30) days after such written notice is given, then the non-defaulting party giving such written notice may terminate this Agreement by giving thirty (30) days written notice of termination to the defaulting party.

10.2. Notice Requirement. No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice shall set forth the basis for the termination, Furthermore,

(a)

in the event any termination is based upon the provisions of Article VII, or the provisionsofSectionlO.1(a),10.I(g), 1O.1(h)or10.1(i) of this Agreement, the prior written notice shall be given in advance of the effective date of termination as required by those provisions unless such notice period is shortened by mutual written agreement of the parties;

(b)

in the event any termination is based upon the provisions of Section 10.I(d) or 10.I(e) of this Agreement, the prior written notice shall be given at least sixty (60) days before the effective date of termination; and

(c)

in the event any termination is based upon the provisions of Section I0.1(b), 10.1(c) or lO.1(f), the prior written notice shall be given in advance of the effective date of termination, which date shall be determined by the party sending the notice.

10.3. Effect of Termination. Notwithstanding any termination of this Agreement, other than as a result of a failure by either the Fund or GWL&A to meet Section 817(h) of the Code diversification requirements, the Fund and the Adviser shall, at the option of GWL&A, continue to make available additional shares of the Designated Portfolios pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically , without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Designated Portfolios, redeem investments in the Designated Portfolios and/or invest in the Designated Portfolios upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.3 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

10.4. Surviving Provisions. Notwithstanding any termination of this Agreement, each party's obligations under Article VIII to indemnify other parties shall survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement.

ARTICLE XI. Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:

Janus Aspen Series

100 Fillmore Street

Denver, CO 80206

Attention: General Counsel

If to GWL&A:

Great-West Life & Annuity Insurance Company

8515 East Orchard Road

Englewood, CO 80111

Attention: Assistant Vice President, Law Department

If to the Adviser:

Janus Capital Corporation

100 Fillmore Street

Denver, CO 80206

Attention: General Counsel

ARTICLE XII. Miscellaneous

12.1. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information may come into the public domain. Without limiting the foregoing, no party hereto shall disclose any information that another party has designated as proprietary.

12.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

12.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

12.5. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Colorado Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable annuity and/or variable life operations of GWL&A are being conducted in a manner consistent with the Colorado Variable Life Insurance Regulations, Colorado Variable Annuity Regulations, as applicable, and any other applicable law or regulations.

may, upon the agreement of all parties, be settled by arbitration in a forum jointly selected by the relevant parties (but if applicable law requires some other forum, then such other forum) in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

12.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

12.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

12.9. GWL&A is hereby expressly put on notice of the limitation of liability as set forth in the Trust Instrument of the Fund and agree that the obligations assumed by the Fund pursuant to this Agreement shall be limited in any case to the Fund and its assets and GWL&A shall seek satisfaction of any such obligation from the shareholders of the Fund or the Adviser, the Trustees, officers, employees or agents of the Fund, or any of them, except to the extent permitted under this Agreement.

12.10. GWL&A agrees that the obligations assumed by the Adviser pursuant to this Agreement shall be limited in any case to the Adviser and its assets and GWL&A shall not seek satisfaction of any such obligation from the shareholders of the Adviser, the directors, officers, employees or agents of the Adviser, or any of them, except to the extent permitted under this Agreement.

12.11. The Fund and the Adviser agree that the obligations assumed by GWL&A pursuant to this Agreement shall be limited in any case to GWL&A and its respective assets and neither the Fund nor the Adviser shall seek satisfaction of any such obligation from the shareholders of the GWL&A or its directors, officers, employees or agents or any of them, except to the extent permitted under this Agreement.

12.12. No provision of this Agreement may be deemed or construed to modify or supersede any contractual rights, duties, or indemnifications, as between the Adviser and the Fund.

12.13. Neither this Agreement nor any rights or obligations hereunder may be "assigned," as such term is defined in the Investment Company Act of 1940, by either party without the prior written approval of the other party.

12.14. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By its authorized officer,

By:

Title: AVP Marketing & Product Development

Date: 5/20/98

JANUS ASPEN SERIES

By its authorized officer,

By: /s/ Bonnie Howe

Title: Assistant Vice President

Date:

JANUS CAPITAL CORPORATION

By its authorized officer,

By:

Title: Vice President

Date:

SCHEDULE A

Contracts Form Numbers

COLI Variable Universal Life

FutureFunds Series Account

Maxim Series Account

SCHEDULE B

Designated Portfolios

Janus Aspen Worldwide Growth Portfolio

SCHEDULE C Reports per Section 6.6

With regard to the reports relating to the quarterly testing of compliance with the requirements of Section 817(h) and Subchapter M under the Internal Revenue Code (the "Code") and the regulations thereunder, the Fund shall provide within twenty (20) Business Days of the close of the calendar quarter (45 days for the last quarter) a report to GWL&A in the Form Dl attached hereto and incorporated herein by reference, regarding the status under such sections of the Code of the Designated Portfolio(s), and if necessary, identification of any remedial action to be taken to remedy non-compliance.

With regard to the reports relating to the year-end testing of compliance with the requirements of Subchapter M of the Code, referred to hereinafter as "RIC status ," the Fund will provide a year-end report within 45 days after the end of the calendar year. However, if a problem with regard to RIC status, as defined below, is identified in any of the quarterly reports, on a weekly basis thereafter, additional interim reports will be provided specifically addressing the problems identified in such report. If any interim report memorializes the cure of the problem, subsequent interim reports will not be required.

A problem with regard to RIC status is defined as any violation of the following standards, as referenced to the applicable sections of the Code:

(a)

If, at the Fund's fiscal year end, less than ninety percent of gross income is derived from sources of income specified in Section 851(b)(2);

(b)

If, at the end of the Fund's fiscal year end, thirty percent or greater gross income is derived from the SALE or disposition of assets specified in Section 851(b)(3);

(c)

If, at the end of each fiscal quarter end, less than fifty percent of the value of the Fund's total assets consists of assets specified in Section 851(b)(4)(A); and

(d)

If, at the end of each fiscal quarter end, no more than twenty-five percent of the value oftota1 assets of the Fund is invested in the securities of one issuer, as that requirement is set forth in Section 851(b)(4)(B).

FORM C1 CERTIFICATE OF COMPLIANCE

I, , a duly authorized officer, director or agent of Fund hereby certify that Fund is in compliance with all requirements of Section 817(h) and Subchapter M of the Internal Revenue Code (the "Code") and the regulations thereunder as required in the Fund Participation Agreement among Great-West Life & Annuity Insurance Company, and other than the exceptions discussed below:

Exceptions	Remedial Action

If no exception to report, please indicate “None.”

Signed this day of , .

____________________________
(Signature)

BY:____________________________
(Type or Print Name and Title/Position)

SCHEDULED EXPENS ES

The Fund and/or Adviser, and GWL&A will coordinate the functions and pay the costs of the completing these functions based upon an allocation of costs in the tables below. Costs shall be allocated to reflect the Fund's share of the total costs determined according to the number of pages of the Fund's respective portions of the documents.

Item	Function	Party Responsible for	Party Responsible for
		Coordination	Expense
Mutual Fund Prospectus	Printing of combined	GWL&A	Fund or Adviser, as
	prospectuses		applicable
	Fund or Adviser shall	GWL&A	Fund or Adviser, as
	supply GWL&A film/disk		applicable
or such number of
Designated Portfolio(s)
prospectus(es) as GWL&A
requires for printing
combined prospectus
	Distribution to New and Inforce Clients	GWL&A	GWL&A
	Distribution to Prospective Clients	GWL&A	GWL&A
Mutual Fund Prospectus	If Required by Fund or	Fund or Adviser	Fund or Adviser
Update & Distribution	Adviser
	If Required by GWL&A	GWL&A	GWL&A
Item	Function	Party Responsible for	Party Responsible for
		Coordination	Expense
Mutual Fund SAI	Printing	Fund or Adviser	Fund or Advise r
	Distribution	GW L&A	GWL&A
Product Disclosure Documents	Printing	GWL&A	GWL&A
	Distribution	GWL&A	GWL&A
Item	Function	Party Responsible for	Party Responsible for
		Coordination	Expense

Proxy Material for Mutual	Printing if proxy required	Fund or Advise r	Fund or Advise r
Fund:	by Law
	Distribution (including	GWL&A	Fund or Adviser
labor) if proxy required by
Law
	Printing & distribution if required by GWL&A	GW L&A	GWL&A

Item	Function	Party Responsible for Coordination	Party Responsible for Expense
Mutual Fund Annual & Semi-Annual Report	Printing of combined reports	GWL&A	Fund or Adviser
	Distribution	GWL&A	GWL& A
Other communication to New and Prospective clients	If Required by the Fund or Adviser	GWL&A	Fund or Adviser
	If Required by GWL&A	GWL&A	GWL&A
Item	Function	Party Responsible for Coordination	Party Responsible for Expense
Other communication to inforce	Distribution (including labor) if required by the Fund or Adviser	GWL&A	Fund or Adviser
	If Required by GWL&A	GWL&A	GWL&A
Item	Function	Party Responsible for Coordination	Party Responsible for Expense
Errors in Share Price calculation pursuant to Section 1. 10	Cost of error to participants	GWL&A	Fund or Adviser
	Cost of administrative work to correct error	GWL&A	Fund or Adviser

Operations of the Fund

All operations and related expenses, including the cost of registration and qualification of shares, taxes on the issuance or transfer of shares, cost of management of the business affairs of the Fund , and expenses paid or assumed by the fund pursuant to any Rule l2b-1 plan

		Fund or Adviser	Fund or Adviser
Operations of the Accounts	All operations and related expenses	GWL&A	GWL& A

Great-West
LIFE & ANNUITY INSURANCE COMPANY
8515 E. Orchard Road
Englewood, CO 80111
Tel. (303) 689-3000
Address mail to:
P.O. Box 1700
April 27, 1998	Denver, CO 80201

Mr. Dave Agostine

Vice President -Institutional Marketing

Janus Capital Corporation

100 Fillmore Street, Suite 300

Denver, Colorado 80206-4923

RE: Great West Participation Agreement

Dear Mr. Agostine:

This letter agreement supplements, and is subject to the terms and conditions of that certain Participation Agreement, dated June 1, 1998, by and among Janus Capital Corporation (the "Adviser" ), Janus As Series (the "Trust") and Great-West Life & Annuity Insurance Company ("Great-West"), pursuant to which the Janus Aspen Worldwide Growth Portfolio, (the "Designated Portfolio") will serve as an investment vehicle for Maxim Series Account, FutureFunds Series Account and COLI VUL-1 Series Account established by Great-West (the "Separate Accounts"). It is agreed and understood that pursuant to the terms of the Participation Agreement, additional portfolios may be designated to serve as investment vehicles for the Separate Accounts and will be subject to the terms of this letter Agreement. All defined terms in this letter agreement shall have the same meanings as set forth in the Participation Agreement, unless otherwise defined herein.

Administrative Services Great-West agrees to provide certain administrative services as specified in Exhibit A hereto, which may be amended from time to time, in connection with the arrangements contemplated by the Participation Agreement. The parties hereto acknowledge and agree that the services provided by Great-West are recordkeeping, shareholder communication, transaction facilitation and processing, and related administrative services only and are not the services of an underwriter or a principal underwriter of the Fund. The parties hereto further acknowledge and agree that Great-West is not an underwriter for the shares of any Designated Portfolio within the meaning of the Securities Act of 1993 or the Investment Company Act of 1940.

Administrative Service Fee As compensation for the administrative services specified in Exhibit A, the Adviser agrees to pay Great-West a monthly Administrative Service Fee of 0.15% per annum of the average daily net asset value of the Designated Portfolio(s) held by GWL&A's customers on the first $500 million and 0.20% per annum of the average daily net asset value of the Designated Portfolio(s) on all assets in excess of $500 million, payable by the Adviser to GWL&A, held by Great-West customers, such payments being due and payable to Great-West within 15(fifteen) days after the last day of the month to which such payment relates .

Representations and Warranties Great-West represents and warrants that (i) it and its employees and agents meet the requirements of applicable law, including but not limited to federal and state securities law and state insurance law, for the performance of services contemplated herein; and (ii) no portion of the Administrative Service Fee will be rebated by Great-West to any Contract owner.

Mr. Dave Agostine

April 27, 1998

Assignment

This letter agreement may not be assigned by either party without the prior written approval of the other party, which approval may not be unreasonably withheld, except that the Adviser may assign its obligations under this letter agreement, including the payment of all or any portion of the Service Fee, to the Fund, on behalf of one or more designated Portfolios, as the case may be, upon thirty (30) days written notice to Great-West.

Confidentiality

The parties agree that the terms of this letter agreement will be treated as confidential and will not be disclosed to the public or any outside party except with the prior written consent of each party, or as Great-West may, in its sole discretion, deem such disclosure necessary to facilitate its normal business operations, including but not limited to the business contemplated by the Participation Agreement.

Indemnification

The parties agree to indemnify the other party with respect to the subject matter of this agreement in accordance with the indemnification provisions of the Participation Agreement.

Amendment

This letter agreement may be amended only upon mutual written agreement of the parties hereto. The parties agree to modify this letter agreement as necessary to conform the terms hereof to a change in applicable law or interpretation thereof by an appropriate regulatory body.

Termination

This letter agreement shall terminate only upon, and in accordance with, the termination of the Participation Agreement, except to the extent the parties hereto may otherwise mutually agree in writing. The payment of the Administrative Service Fee will terminate with respect to all assets of the Separate Accounts invested in the Designated Portfolio, including assets attributable to existing contract owners, upon termination of this letter agreement.

Sincerely,

Great-West Life & Annuity Insurance Company

By: ______________________

Accepted and Agreed to by

Janus Capital Corporation

By: /s/ David W. Agostine

Name: David W. Agostine

Title: Vice President

Date: May 7, 1998

EXHIBIT A

Great-West will provide the properly registered and licensed personnel and systems necessary for all customer servicing and support for both Designated Portfolio(s) and Contract information and questions including:

respond to Contractowner inquiries

delivery of prospectus -both Designated Portfolio(s) and Contract preparation and delivery of quarterly statements

maintenance of all Contractowner records

provision of tax reporting, as applicable

entry of initial and subsequent orders

transfer of cash to Designated Portfolio(s)

explanations of objectives and characteristics of Designated Portfolio(s)

facilitation of transfers between Designated Portfolio(s) and/or Unaffiliated Funds

The Adviser will calculate the asset balance for each day on which the fee is to be paid pursuant to this Agreement with respect to each Designated Portfolio.